UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2021

CAREDX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36536	94-3316839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Tower Place, 9th Floor

South San Francisco, California 94080

(Address of Principal Executive Offices) (Zip Code)

(415) 287-2300

Registrant’s telephone number, including area code

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, $0.001 Par Value	CDNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 19, 2021, CareDx, Inc. (the “Company”) appointed Alex Johnson, age 47, as the Company’s Chief Business Officer and Head of Testing Services. There are no reportable family relationships or related party transactions (as defined in Item 404(a) of Regulation S-K) involving the Company and Mr. Johnson.

Mr. Johnson served as Senior Vice President, Products, Cell Therapy & Business Development of the Company since May 2020 and previously served as Vice President, Laboratory Solutions Business from August 2018 to May 2020 and Vice President, Finance from April 2018 to July 2018. Prior to joining the Company, Mr. Johnson was Chief Operating Officer of BioGraph 55, a venture-backed immuno-oncology drug development company that uses advanced imaging analytics and machine learning to capture clinically relevant content from the tumor microenvironment, from September 2015 to August 2018. From August 2014 to January 2015, Mr. Johnson served as President of Diadexus, Inc. From 2009 to 2014, Mr. Johnson was with Novartis, with roles at Novartis Diagnostics, a global provider of blood screening solutions, and Novartis AG based in Basel, Switzerland where he led acquisitions in oncology and diagnostics. Prior to Novartis, Mr. Johnson worked at UBS Investment Bank in the Global Healthcare group. Mr. Johnson studied economics at Union College (NY) and received his M.B.A. in Finance from Columbia Business School. A petition of bankruptcy was filed by Diadexus, Inc. in June 2016.

In connection with his appointment, Mr. Johnson and the Company entered into a promotion letter, dated July 12, 2021 (the “Johnson Offer Letter”). Pursuant to the Johnson Offer Letter, effective July 19, 2021, Mr. Johnson’s annualized salary will be $375,000, and he will be eligible to receive an annual performance bonus of up to 60% of his base salary for fiscal year 2021. His salary and performance bonus percentage may be adjusted in the future at the discretion of the Compensation Committee of the Company’s Board of Directors. Mr. Johnson’s employment is on an “at will” basis.

In connection with Mr. Johnson’s appointment as the Company’s Chief Business Officer, Mr. Johnson was granted an option to purchase 13,333 shares of the Company’s common stock (the “Option”) and 13,333 restricted stock units (“RSUs”) under the Company’s 2014 Equity Incentive Plan, as amended, on July 19, 2021. The Option will vest, subject to Mr. Johnson’s continued employment with the Company, 1/4th on the one-year anniversary of the grant date, and 1/48th of the total number of shares subject to the Option will vest at the end of each calendar month thereafter. The RSUs will vest, subject to Mr. Johnson’s continued employment with the Company, 1/4th on the one-year anniversary of the grant date, and 1/4th of the total number of shares subject to the Option will vest each one-year anniversary thereafter.

The Company also entered into the Company’s standard change of control agreement and indemnification agreement with Mr. Johnson, in the forms filed by the Company as exhibits to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 3, 2014.

The foregoing description of the Johnson Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Johnson Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Promotion Letter, dated July 12, 2021, between CareDx, Inc. and Alex Johnson.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2021	CAREDX, INC.

	By:	/s/ Ankur Dhingra
Ankur Dhingra
Chief Financial Officer